Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD POSTS 21ST CONSECUTIVE QUARTER OF COMPARABLE PERIOD GROWTH WITH

SECOND QUARTER NET INCOME UP 39% ON 21% SALES INCREASE

Newport Beach, CA – August 5, 2004 – American Vanguard Corporation (AMEX: AVD), today announced financial results for the second quarter and six-month period ended June 30, 2004.

Second Quarter Financial Highlights – versus fiscal 2003 second quarter

•	Net sales increased 21% to $31.5 million.

•	Operating income rose 79% to $4.3 million.

•	Net income grew 39% to $2.4 million (or $.25 per diluted share). Net income of $.19 per diluted share for last year’s period included a non-recurring $.03 from income taxes receivable from the filing of amended tax returns.

First Half Financial Highlights – versus fiscal 2003 first half

•	Net sales rose 23% to $65.7 million.

•	Operating income grew 83% to $8.2 million.

•	Net income increased 56% to $4.6 million (or $.48 per diluted share).

Eric Wintemute, President and CEO of American Vanguard, stated, “The key drivers of our strong results for the quarter were our cotton products, as well as Bifenthrin, the generic pyrethroid product we launched during the first quarter of this year. Based on our initial success with Bifenthrin, we continue to be very optimistic about our prospects for this widely used insecticide.”

James Barry, Senior Vice President and CFO of American Vanguard, commented, “Our operating expenses for the second quarter were slightly lower than in last year’s period, down to 30% of sales from 37% last year. As a result, net income increased at almost twice the growth rate of sales, despite the aforementioned recognition of income taxes receivable in last year’s period. In addition to focusing on controlling costs, we continue to maintain a strong balance sheet. At quarter-end the Company had $44.3 million in working capital, total debt of $37.3 million (including current installments), and shareholders’ equity of $54.0 million, providing a solid support for future growth.”

Mr. Wintemute concluded, “We are extremely proud of the Company’s continued growth, and are confident that we will comfortably achieve our previously announced goal of double-digit sales and net income growth this year. We are also optimistic about American Vanguard’s outlook for 2005 and beyond, based on the diversity and recent performance of our product portfolio, the attractive landscape for acquisition and licensing opportunities, and the manufacturing capacity and financial position we have in place to support future growth.”

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American Vanguard Corporation News Release	Page 2
August 5, 2004

Conference Call

Eric G. Wintemute, President & CEO, and James A. Barry, Senior Vice President & CFO, will conduct a conference call focusing on the financial results at 9:00 am ET on Thursday, August 5, 2004. Interested parties may participate in the call by dialing 913-905-3158 approximately 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investors section of the Company’s web site at www.american-vanguard.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. The Company’s basic strategy is to acquire brand name, niche product lines from larger companies that divest mature products to focus on newly discovered molecules. During 2004, American Vanguard has been recognized as one of BusinessWeek’s Hot Growth Companies (#93) and Fortune Small Business’ America’s 100 Fastest Growing Small Companies (#26). American Vanguard is included on the Russell 2000® and Russell® 3000 Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
Eric G. Wintemute, President & CEO		www.theequitygroup.com
James A. Barry, Senior Vice President & CFO		Lauren Barbera
(949) 260-1200		lbarbera@equityny.com
(212) 836-9610
Loren G. Mortman
(212) 836-9604

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American Vanguard Corporation News Release	Page 3
August 5, 2004

American Vanguard Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three months ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net sales	$31,492,000	$25,944,000	$65,711,000	$53,286,000
Cost of sales	17,744,000	13,991,000	36,773,000	29,965,000

Gross profit	13,748,000	11,953,000	28,938,000	23,321,000

Operating expenses	9,497,000	9,574,000	20,778,000	18,865,000

Operating income	4,251,000	2,379,000	8,160,000	4,456,000
Interest expense	328,000	308,000	642,000	575,000
Interest income (1)	0	(304,000)	(1,000)	(312,000)
Interest capitalized	(20,000)	(148,000)	(35,000)	(290,000)

Income before income taxes	3,943,000	2,523,000	7,554,000	4,483,000

Income taxes	1,538,000	798,000	2,946,000	1,534,000

Net income	$2,405,000	$1,725,000	$4,608,000	$2,949,000

Earnings per common share – basic (2)	$.27	$.20	$.51	$.34

Earnings per common share – assuming dilution (2)	$.25	$.19	$.48	$.32

Weighted average shares outstanding – basic (2)	8,972,000	8,741,000	8,968,000	8,739,000

Weighted average shares outstanding – assuming dilution (2)	9,603,000	9,246,000	9,568,000	9,201,000

(1)	The interest income for the three and six months ended June 30, 2003, relates to income taxes receivable from the state of California as result of filing amended tax returns for the years ended December 31, 1995 through 1998. The overall after-tax effect of recording the receivable due from California (franchise tax) generated approximately $.03 per diluted share for the three and six months ended June 30, 2003.
(2)	Retroactively restated to reflect a 3-for-2 stock split distributed April 16, 2004, to common stockholders of record as of March 26, 2004.

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American Vanguard Corporation News Release	Page 4
August 5, 2004

American Vanguard Corporation and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2004	December 31, 2003
Assets
Current Assets:
Cash	$1,916,000	$887,000
Receivables	31,465,000	28,197,000
Inventories	39,794,000	33,389,000
Other current assets	1,524,000	1,197,000

Total current assets	74,699,000	63,670,000
Property, plant, equipment, net	25,098,000	21,677,000
Other assets	20,284,000	21,387,000

Total assets	$120,081,000	$106,734,000

Liabilities
Current liabilities:
Current installments of long-term debt	$3,781,000	$6,374,000
Accounts payable	7,087,000	13,030,000
Other current liabilities	19,496,000	12,642,000

Total current liabilities	30,364,000	32,046,000
Other long-term debt, excluding current installments	8,527,000	7,942,000
Note payable to bank	25,000,000	14,200,000
Other long-term liabilities	2,212,000	2,212,000

Total liabilities	66,103,000	56,400,000

Total stockholders’ equity	53,978,000	50,334,000

Total liabilities and stockholders’ equity	$120,081,000	$106,734,000

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American Vanguard Corporation News Release	Page 5
August 5, 2004

2004 Summary Results of Operations

(Unaudited)

	Three months ended March 31	Three months ended June 30
Net sales	$34,219,000	$31,492,000
Gross profit	15,190,000	13,748,000
Operating income	3,909,000	4,251,000
Net income	$2,203,000	$2,405,000
EPS – basic	$.25	$.27
EPS – diluted	$.23	$.25
Weighted average shares outstanding	8,963,000	8,972,000
Weighted average shares outstanding – assuming dilution	9,519,000	9,603,000

2003 Summary Results of Operations

(Quarterly Data – Unaudited)

	Three months ended March 31	Three months ended June 30	Three months ended Sept. 30	Three months ended Dec. 31	Fiscal 2003 (Audited)
Net sales	$27,342,000	$25,944,000	$32,948,000	$38,629,000	$124,863,000
Gross profit	11,368,000	11,953,000	14,857,000	20,696,000	58,874,000
Operating income	2,077,000	2,379,000	4,709,000	7,377,000	16,542,000
Net income	$1,224,000	$1,725,000	$2,815,000	$4,499,000	$10,263,000
EPS – basic	$.14	$.20	$.32	$.50	$1.16
EPS – diluted	$.13	$.19	$.30	$.48	$1.10
Weighted average shares outstanding	8,739,000	8,741,000	8,825,000	8,940,000	8,811,000
Weighted average shares outstanding – assuming dilution	9,134,000	9,246,000	9,248,000	9,434,000	9,314,000

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